EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 30, 2001, except for Note 14 as to which the date is December 14, 2001, relating to the consolidated financial statements and the financial statement schedule, which appears in SBE, Inc's Annual Report on Form 10-K for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCoopers  LLP
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PricewaterhouseCoopers  LLP
San  Francisco,  California
May  22,  2002